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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


Securities and Exchange Commission
Washington, D. C.

We hereby consent to the inclusion in this Annual Report on Form 10-K of our report dated January 15, 1999, on our audit of the consolidated financial statements of Citizens Financial Corp. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, appearing in Part II, Item 8 of the 1998 Form 10-K of Citizens Financial Corp.


                                                 ARNETT & FOSTER, P.L.L.C.


Charleston, West Virginia
March 10, 1999